SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 22, 2006
NEW JERSEY RESOURCES
CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 22, 2006, New Jersey Resources Corporation, a New Jersey corporation (the “Company”) was informed by the New York Stock Exchange (“NYSE”) that Section 303A.02(a) of the NYSE Listed Company Manual requires that the Company’s categorical standards for director independence be published in the Company’s annual proxy statement instead of being incorporated by reference from the Company’s web site. The Company’s Corporate Governance Guidelines (the “Guidelines”) contain director independence requirements which are stricter than NYSE’s director independence requirements, and the Company believes that the disclosure in the proxy statement for its 2006 Annual Meeting of Shareholders (the “2006 Proxy Statement”) was not materially different than that required by the NYSE Listed Company Manual. However, after consultation with the NYSE, the Company has determined to make the disclosure specified by the NYSE in this Current Report on Form 8-K.
The portion of the Guidelines relevant to director independence remains unchanged from that incorporated by reference in the 2006 Proxy Statement. Each of the Company’s directors other than Laurence M. Downes, the Company’s Chairman and Chief Executive Officer, satisfies the Company’s Guidelines related to director independence. The director independence standards, as set forth in the Company’s Guidelines, provide as follows:
Each member of the Board, other than the CEO, shall be independent. In order for a Board member or candidate for election to the Board to qualify as independent, that person or their immediate family members must have no material business or other relationships with the Company. The Board has adopted the following categorical standards in defining material business relationships:
•
A member of the Board will have a material business relationship with the Company if the Board member or an immediate or other family member, directly or indirectly, receives any compensation, other than Board or committee fees, from the Company; or
•
A member of the Board is a partner in, or controlling shareholder or executive officer of, any organization to which the Company has made, or from which the Company has received, payments in any material amount or otherwise has a material relationship.
•
A person may not become a director if that person had a relationship listed under either of the two paragraphs above during the past three years which would have prevented that person from being a member of the Board at that time.

A Board member may sit on the board of any affiliate of the Company so long as, except for being a director on each such board of directors, the member otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors. Each member of the Board shall submit a letter of resignation to the Chairman of the Board when the member changes his or her principal occupation or employment, or leaves or retires from the business with which such occupation or employment was carried out. The letter shall be submitted to the Board for its determination as to whether to accept such resignations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: September 27, 2006	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer